UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2016

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Drive, Suite 110

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 30, 2014, Organovo Holdings, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (the “Sales Agreement”) and registered up to $33,000,000 of shares of its common stock for sale pursuant to the Sales Agreement under an outstanding Form S-3 registration statement. As a result of this registration statement expiring by its terms on July 26, 2016, the Company filed a prospectus supplement on July 20, 2016 to move up to $26,560,000 of the shares of common stock that can be sold pursuant to the Sales Agreement to an outstanding Form S-3 registration statement that does not expire until March 17, 2018. The shares of common stock included in the prospectus supplement represent the remaining shares previously registered for sale under the Sales Agreement, and the Company is not registering any additional shares for sale pursuant to the Sales Agreement.

The purpose of this Current Report on Form 8-K is to file an opinion in connection with the prospectus supplement. A copy of the opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the legality of the shares of common stock that may be issued pursuant to the Sales Agreement and the prospectus supplement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: July 20, 2016	By:	/s/ Keith Murphy
Name: Keith Murphy
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).